EXHIBIT 21

    (All subsidiaries are included in the Consolidated Financial Statements of The Stanley Works)

                                                           Jurisdiction of
Corporate Name                                             Incorporation

The Stanley Works                                          Connecticut
      The Farmington River Power Company                   Connecticut
      Mac Tools, Inc.                                      Ohio
      Stanley-Vidmar, Inc.                                 Connecticut
      Stanley-Vidmar Systems, Inc.                         Delaware
      Stanley Germany Inc.                                 Delaware
      Stanley International Sales, Inc.                    Delaware
      Stanley Inter-America Distribution
      Center, Inc.                                         Delaware
      Stanley Foreign Sales Corporation                    Virgin Islands
      Stanley Works Financial Inc.                         Delaware
      Stanley Magic-Door, Inc.                             Delaware
      Stanley Home Automation, Inc.                        Delaware
      General Rental Co., Inc.                             Florida
      Taylor Financial Corp.                               Nevada
      American Brush Company, Inc.                         Massachusetts
      Jensen Tools, Inc.                                   Delaware
      Wondura Products, Inc.                               New Jersey
      LaBounty Manufacturing, Inc.                         Minnesota
               Allied Construction    (49%)                U.K.
                       Equipment, Ltd.

                                   EXHIBIT 21

                                                           Jurisdiction of
                                                           Incorporation
(The Stanley Works)
        Stanley-Bostitch, Inc.                             Delaware
               Stanley-Bostitch Holding Corporation        Delaware
                      Hartco Company                       Illinois
        The Stanley Works Funding Corporation              Delaware
        Stanley Mail Media, Inc.                           Delaware
        Stanley Canada Inc.                                Ontario, Canada
        Stanley Acmetrack Limited                          Ontario, Canada
        Stanley Tools (N.Z.) Ltd.                          New Zealand
        Ferramentas Stanley Ltda.                          Brazil
        Herramientas Stanley
        S.A. de C.V.                                       Mexico
        Herramientas Stanley S.A.                          Colombia
        Stanley-Bostitch, S.A. de C.V.                     Mexico
        Stanley Tools SpA                                  Italy
        S.I.C.F.O.-Stanley S.A.                            France
               Stanley Europe B.V.                         Netherlands
        Stanley Atlantic, Inc.                             Delaware
               The Stanley Works Ltd.                      U.K.
                      Mosley-Stone Ltd.                    U.K.
               Stanley Works
               (Nederland) B.V.                            Netherlands
                      Stanley Magic-Door
                      Netherlands B.V.                     Netherlands

                                   EXHIBIT 21

                                                           Jurisdiction of
                                                           Incorporation
(The Stanley Works)
             Placements et Rangements
                 Nirva S.a.R.L.                            France
                 Societe Civile Immobiliere WAT            France
             Stanley Iberica                               Spain
        Stanley Vaerktoej ApS                              Denmark
        Stanley Svenska A.B.                               Sweden
             Suomen Stanley OY                             Finland
        Bostitch G.m.b.H.                                  Germany
             Friess G.m.b.H.                               Germany
        Stanley Bostitch S.A.                              France
        Soc. de Fab. Bostitch S.A. (Simax)                 France
        Bostitch (Europe) AG                               Switzerland
        Bostitch AG                                        Switzerland
        S.A. Stanley Works Belgium N.V.                    Belgium
        Stanley International                              Delaware
        Holdings Inc.
              Stanley Pacific Inc.                         Delaware/Australia
                  Stanley-Bostitch
                  Pty. Limited                             Australia
        The Stanley Works Pty. Ltd.                        Australia
        Stanley Works Asia Pacific Pte. Ltd.               Singapore
        The Stanley Works
        (Hong Kong) Ltd.                                   Hong Kong
        The Stanley Works Sales
        (Philippines), Inc.                                Philippines

                                 EXHIBIT 21

                                                           Jurisdiction of
                                                           Incorporation
(The Stanley Works)
        Stanley Tools Ltd.                                 Taiwan
        Chiro Tool Manufacturing Corporation               Taiwan
        The Stanley Works
               (Bermuda) Ltd.                              Bermuda
        The Stanley Works Japan K.K.                       Japan
        Stanley Works Ltd.                                 Thailand
        Stanley Tools Poland Ltd. (51%)                    Poland
        Tona a.s. Pecky (78%)                              Czech Republic
        Dudley Shearing Sales Limited                      U.K.
        P.T. Stanley Works Indonesia                       Indonesia
        Stanley Works Malaysia Sdn. Bhd.                   Malaysia
        Stanley Fastening Systems Poland Ltd.              Poland

The names of certain subsidiaries have been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.